Exhibit 4

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act of any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. The agreement shall remain in full force and effect until revoked by either party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date written below.

Dated:    November 17, 2017

John C. Goff		The Goff Family Foundation

By:	/s/ John C. Goff	By:	/s/ John C. Goff
John C. Goff
Sole Board Member

Goff REN Holdings, LLC		Goff Capital
By: its Manager, GFS REN GP, LLC
By: its Managing Member, GFS Management, LLC
By: its Managing Member, Goff Focused Strategies, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Chief Executive Officer		John C. Goff, President

GFS Management, LLC		GFS REN GP, LLC
By: its Managing Member, GFS Management, LLC		By: its Managing Member, GFS Management, LLC
By: its Managing Member, Goff Focused Strategies, LLC		By: its Managing Member, Goff Focused Strategies, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Chief Executive Officer		John C. Goff, Chief Executive Officer

Goff MCEP Holdings, LLC
By: its Manager, Goff Capital, Inc.		Goff Focused Strategies, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, President		John C. Goff, Chief Executive Officer

James M. Howard		Longboat Capital, LLC

By:	/s/ James M. Howard	By:	/s/ James M. Howard
James M. Howard, Manager